Exhibit 5.1

LUCOSKY BROOKMAN LLP 101 Wood Avenue South 5th Floor Woodbridge, NJ 08830 T - (732) 395-4400 F- (732) 395-4401

111 Broadway Suite 807 New York, NY 10006 T - (212) 417-8160 F - (212) 417-8161 www. lucbro.com

July 23, 2026

Neuraxis, Inc.

11611 N. Meridian Street, Suite 330,

Carmel, IN 46032

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Neuraxis, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (such Registration Statement, as amended from time to time, is herein referred to as the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, pertaining to the offering from time to time, pursuant to Rule 415 promulgated under the Securities Act, by the selling stockholder of up to 1,923,194 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock), consisting of (1) 999,418 shares (the “Resale Shares”) of Common Stock consisting of (a) 849,212 issued to certain shareholders, and (b) 150,206 shares of common stock issued to directors for their services as directors of the Company; and (2) 923,776 shares of common stock underlying restricted stock units (“RSUs”) (the “RSU Shares”, and together with the Resale Shares, the “Shares”):

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) the Certificate of Incorporation and Bylaws of the Company; (b) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Shares, and related matters; (c) the Registration Statement and all exhibits thereto, and (d) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Subject to the foregoing and subject to the qualifications, limitations, exceptions and assumptions set forth herein, it is our opinion that as of the date hereof:

1. The Resale Shares are validly issued, fully paid and non-assessable.

2. With respect to any RSU shares, upon issuance of such RSU shares, such RSU Shares will be duly and validly issued, fully paid and nonassessable.

Our opinion is limited to the federal laws of the United States and the DGCL. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is qualified to the extent that the enforceability of any applicable agreement, document, or instrument discussed herein may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP